Exhibit 8
List of Subsidiaries

		Jurisdiction of	Commonly referred to
Subsidiary		Organization	as
1.	Alumina do Norte do Brasil S.A. — Alunorte	Brazil	Alunorte

2.	Alumínio Brasileio S. A . — Albras	Brazil	Albras

3.	CADAM S.A.	Brazil	CADAM

4.	Caemi Mineração e Metalurgia S.A.	Brazil	Caemi

5.	Companhia Portuária Baia de Sepetiba	Brazil	CPBS

6.	CVRD Overseas Ltd.	Cayman Island	CVRD Over

7.	Ferrovia Centro-Atlântica S.A.	Brazil	FCA

8.	CVRD International S.A.	Swiss	CVRD International

9.	Minerações Brasileiras Reunidas S.A. — MBR	Brazil	MBR

10.	Navegação Vale do Rio Doce S.A. — DOCENAVE	Brazil	DOCENAVE

11.	Pará Pigmentos S.A.	Brazil	PPSA

12.	Rio Doce International Finance Ltd. — RDIF	Cayman Island	RDIF

13.	Rio Doce Limited	EUA	RDL

14.	Rio Doce Manganês S.A.	Brazil	RDM

15.	Rio Doce Manganèse Europe — RDME	France	RDME

16.	Rio Doce Manganese Norway AS — RDMN	Norway	RDMN

17.	Salobo Metais S.A.	Brazil	Salobo

18.	TVV — Terminal de Vila Velha S.A.	Brazil	TVV

19.	Urucum Mineração S.A.	Brazil	Urucum

20.	Vale Overseas Limited	Cayman Island	Vale Overseas

21.	DCNDB Overseas S.A.	Brazil	DCNDB

22.	Mineração Onça Puma Ltda.	Brazil	Mineração Onça Puma

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